UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020
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Safehold Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas
39th Floor
New York	,	NY	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 1.01    Entry Into a Material Definitive Agreement.

On January 14, 2020, iStar Inc. and Safehold Inc. agreed to extend the terms of certain agreements between them. In particular: (i) the initial term of the parties' management agreement has been extended from June 30, 2022 to June 30, 2023; (ii) a twelve month tail period has been added to iStar's exclusivity obligations under the parties' exclusivity agreement if iStar, as Safehold's manager, terminates the management agreement without cause pursuant to the terms thereof; and (iii) the expiration date of iStar's standstill obligations under the parties' stockholder's agreement has been extended from January 2, 2021 to June 30, 2022.

Copies of the amendments entered into as of January 14, 2020 are filed as exhibits to this Current Report and are incorporated herein by reference. The description of the amendments provided above is a summary of the amendments and is qualified in its entirety by reference to the actual amendments.
Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1    Amendment to Amended and Restated Management Agreement, dated as of January 14, 2020.

Exhibit 10.2    Amendment to Exclusivity and Expense Reimbursement Agreement, dated as of January 14, 2020.

Exhibit 10.3    Amendment to Stockholder's Agreement, dated as of January 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

Date:	January 15, 2020	By:	/s/ GARETT ROSENBLUM
Garett Rosenblum Chief Accounting Officer (principal financial officer)